BlackRock Dividend Income Trust

Cusip: 09250D109

Ticker: BQY

Record Date	August 15, 2013
Pay Date	August 30, 2013

Distribution Amount per share	$0.230000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.067366	29%	$0.258759	28%
Net Realized Short-Term Capital Gains	$0.077372	34%	$0.169464	18%
Net Realized Long-Term Capital Gains	$0.085262	37%	$0.511777	54%

Return of Capital	$—	0%	$—	0%

Total (per common share)	$0.230000	100%	$0.940000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on July 31, 2013				4.96%

Annualized current distribution rate expressed as a percentage of NAV as of July 31, 2013				6.50%

Cumulative total return (in relation to NAV) for the fiscal year through July 31, 2013				11.26%

Cumulative fiscal year distributions as a percentage of NAV as of July 31, 2013				5.02%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 800-882-0052

S&P Quality Rankings Global Equity Managed Trust

Cusip: 09250D109

Ticker: BQY

Record Date	May 15, 2013
Pay Date	May 31, 2013

Distribution Amount per share	$0,230000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.099820	43%	$0.191393	27%
Net Realized Short-Term Capital Gains	$0.000187	1%	$0.092092	13%
Net Realized Long-Term Capital Gains	$0.129993	56%	$0.322078	45%

Return of Capital	$—	0%	$0.104437	15%

Total (per common share)	$0.230000	100%	$0.710000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on April 30, 2013				2.99%

Annualized current distribution rate expressed as a percentage of NAV as of April 30, 2013				6.46%

Cumulative total return (in relation to NAV) for the fiscal year through April 30, 2013				10.06%

Cumulative fiscal year distributions as a percentage of NAV as of April 30, 2013				3.37%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’. When distribution exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal-year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257